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Exhibit 10.15
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                              AMENDMENT NUMBER ONE
                               TO LEASE AGREEMENT

     This is Amendment Number One, dated April 18, 2001, to the Lease Agreement dated October 13, 2000 (the "Lease"), between Air Eagle Holdings, LLC, a Georgia limited liability company ("Landlord") and World Airways, Inc., a Delaware corporation ("Tenant").

     WHEREAS, the parties wish to correct the name of the Landlord, which is Air Eagle Properties, LLC, a Georgia limited liability company; and

     WHEREAS, the parties wish to specify the exact number of square feet of space leased hereunder; and

     WHEREAS, Tenant has agreed to lease certain additional space; and

     WHEREAS, Tenant requires twenty-four hour, seven day a week uninterrupted power to support its daily international operations, and Landlord has agreed to purchase, install and maintain a generator and related requirements in order to provide such service; and

     NOW, THEREFORE, in consideration of the foregoing and other mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1. Wherever in the Lease "Air Eagle Holdings, LLC" appears it shall be replaced with "Air Eagle Properties, LLC."

2.   In the fourth line of Section 1, "Demised Premises", delete "44,000" and
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     insert instead "44,457".

3. Tenant agrees to lease an additional 7,339 rentable square feet, as outlined on the Floor Plan, subject to all the terms and conditions of the Lease, except that (i) the Term shall be for thirty months from the Commencement Date, and (ii) Tenant shall have two thirty-month extension options with respect to this space upon the receipt by Landlord of no less than six months notice prior to the scheduled expiration of the Term, (iii) Tenant shall have one final option to extend the Lease of this space for the remainder of the Term upon receipt by Landlord of no less than six months notice prior to the scheduled expiration of the Term, and (iv) in the event this space is subleased by Tenant pursuant to the requirements of the Lease, Landlord agrees to waive its right to the 50% of the excess referenced in Section 28 (c (iv).

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4.   Add a new subsection 9 (b), as follows, and renumber the existing section 9
     (b) to become 9 (c):

     9 (b). Notwithstanding the foregoing, Landlord shall install and maintain a backup electrical generator and related requirements to support the 24-hour per day, 7 day per week operations of Tenant.

5. Except as amended hereby, all of the terms and conditions set forth in the Agreement shall remain the same in full force and effect. Capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment Number One to be executed by its duly authorized officers as of the day and year first above written.

LANDLORD: AIR EAGLE PROPERTIES, LLC         TENTANT: WORLD AIRWAYS, INC.


By: __________________________________      By: _________________________
       Hollis L. Harris                            Andrew G. Morgan, Jr.
       Managing Member                             President and COO